CHOATE, HALL & STEWART
                A Partnership Including Professional Corporations
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                            TELEPHONE (617) 248-5000
                            FACSIMILE (617) 248-4000
                                 TELEX 49615860



                                            July 16, 1997


Liberty Financial Companies, Inc.
600 Atlantic Avenue
Boston, MA 02210-2214

Gentlemen:

     This opinion is delivered to you in connection with the registration statement as amended (the "Registration Statement") on Form S-3 of Liberty Financial Companies, Inc. (the "Company") originally filed on June 16, 1997 with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the "Securities Act"), for registration under said Act of 2,875,000 shares of the common stock, $.01 par value (the "Common Stock"), of the Company.

     We are familiar with the Amended and Restated Articles of Organization of the Company, the corporate minute book and the Restated By-Laws of the Company, and the Registration Statement. We have also made such further investigation as we have deemed necessary for the purposes of this opinion. As to factual matters, we have relied upon certificates of officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders pursuant to the prospectus contained in the Registration Statement (the "Prospectus") have been validly authorized for issuance and legally issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement, the incorporation by reference of this opinion in any abbreviated registration statement in connection with the Common Stock pursuant to Rule 462(b) promulgated under the Securities Act, and the reference to our firm in the Prospectus under the caption "Legal Opinions."


                                             Very truly yours,


                                             CHOATE, HALL & STEWART